Exhibit 99.1

Wealth Management Solutions
(A business line of Prudential Investments LLC)

Unaudited abbreviated financial statements

As of and for the six month periods ended June 30, 2013 and 2012

Wealth Management Solutions

(A business line of Prudential Investments LLC)

Index

As of and for the six month periods ended June 30, 2013 and 2012

Page(s)

Unaudited Statements of Assets Acquired and Liabilities Assumed	1

Unaudited Statements of Revenue and Direct Expenses	2

Notes to Financial Statements	3-9

Wealth Management Solutions

(A business line of Prudential Investments LLC)

Statements of Assets Acquired and Liabilities Assumed

As of June 30, 2013 (Unaudited) and December 31, 2012

(in thousands)

	June 30, 2013	December 31, 2012
Assets

Capitalized software costs, net of amortization and impairment	$3,343	$4,681
Service fees receivable	1,837	1,789
Prepaid expenses	365	163

Total assets	5,545	6,633

Liabilities

Accounts payable and accrued expenses	$2,381	$4,392

Total liabilities	2,381	4,392

Net assets acquired	$3,164	$2,241

The accompanying notes are an integral part of these abbreviated financial statements.

Wealth Management Solutions

(A business line of Prudential Investments LLC)

Unaudited Statements of Revenue and Direct Expenses

For the six month periods ended June 30, 2013 and June 30, 2012

(in thousands)

	June 30, 2013	June 30, 2012
Revenues

Wealth management and other service fees	$32,448	$30,485

Direct Expenses

Service fees (manager payout)	18,110	17,868
Employee compensation and benefits	14,059	8,768
Data processing	2,700	2,887
Consulting and contracted services	2,261	2,900
Affiliated shared services	2,525	1,827
Distribution costs	1,299	1,320
Amortization of capitalized software costs	1,170	969
Occupancy	762	767
Other general expenses	1,201	658
Conferences, travel and entertainment	444	527

Total direct expenses	44,531	38,491

Excess of direct expenses over revenues	$(12,083)	$(8,006)

The accompanying notes are an integral part of these abbreviated financial statements.

Wealth Management Solutions

(A business line of Prudential Investments LLC)

Notes to Unaudited Abbreviated Financial Statements as of and for the six month periods ended June 30, 2013 and 2012

(in thousands)

1.              Organization

Wealth Management Solutions (“WMS” or “the Company”) is a business line of Prudential Investments LLC (“PI”). PI is a wholly owned subsidiary of Prudential Financial Inc. (“Prudential”).

WMS offers banks and other financial services organizations a wealth management platform that enables them to provide their retail clients with services including asset allocation, investment manager research and access, clearing, trading services, and performance reporting.

On April 11, 2013, PI entered into a definitive agreement (“Agreement”) with Envestnet, Inc. (“Envestnet”) to divest certain assets and liabilities of WMS’s business line, which was part of PI. The acquisition closed on July 1, 2013.

Under the terms of the Agreement, PI sold certain assets related to its WMS business including accounts receivable, certain assigned contracts with customers, and all of its intellectual property such as software and related licenses, and the purchaser assumed certain liabilities.

2.              Basis of Presentation

General

The accompanying Unaudited Statements of Assets Acquired And Liabilities Assumed as of June 30, 2013 and December 31, 2012 and the related Unaudited Statements of Revenues and Direct Expenses for the six month periods ended June 30, 2013 and 2012 (collectively, the “unaudited abbreviated financial statements”) have been prepared on a basis consistent with those that would be required for the purpose of compliance with Rule 3-05, “Financial Statements of Businesses Acquired or to Be Acquired”, of Regulation S-X of the Securities and Exchange Commission, which basis is consistent with the audited abbreviated financial statements of the Company included in the Amendment No.1 to Current Report on Form 8-K filed by Envestnet on September 5, 2013. The accompanying unaudited abbreviated financial statements have been prepared on an accrual basis determined in accordance with the accounting principles generally accepted in the United States of America (“U.S. GAAP”) applicable to the items included in the abbreviated financial statements.  The unaudited abbreviated financial statements are not intended to be a complete presentation of WMS’s assets or liabilities, nor of its revenues and expenses.

The financial information reflects all adjustments that management considers necessary for fair presentation of the results of operations for these periods.  The results of operations for the six month periods are not necessarily indicative of the full year.

The unaudited abbreviated financial statements have been prepared from the historical accounting records maintained by PI on the basis of accounting policies and procedures described in Note 3. Historically, WMS was not a separate legal entity or a subsidiary of PI and was not operated or accounted for as a stand-alone business, but was an integral part of PI, a subsidiary of Prudential. PI has not maintained distinct and separate accounts for WMS necessary to prepare complete financial statements. Therefore, preparation of a complete set of financial statements for WMS, as required to comply with SEC Regulation S-X, is not practical.

The accompanying Unaudited Statements of Assets Acquired And Liabilities Assumed reflect the carrying values on each of the dates indicated of assets acquired and liabilities assumed by Envestnet pursuant to the Agreement. The carrying values of the assets acquired and liabilities assumed by Envestnet may be different from their fair values on July 1, 2013.  See Note 12 for additional information.

Wealth Management Solutions

(A business line of Prudential Investments LLC)

Notes to Unaudited Abbreviated Financial Statements as of and for the six month periods ended June 30, 2013 and 2012

(in thousands)

The Unaudited Statement of Revenues and Direct Expenses include non-recurring items related to PI’s divestiture of WMS.  The Employee compensation and benefits expenses include severance of $2,777 and unused vacation payments of $735 for the six month period ended June 30, 2013.  Additionally, Other general expenses include $484 for outside legal counsel for the six month period ended June 30, 2013.

These unaudited abbreviated financial statements are not indicative of the financial condition or results of operations of WMS going forward due to the changes in the business and the omission of various operating expenses.

Allocations

The accompanying Unaudited Statements of Revenues and Direct Expenses reflect revenues and related service fees (manager payout) and general and administrative expenses specifically attributable to WMS, as well as expense allocations for PI corporate functions specifically attributable to WMS. WMS revenues were directly identifiable and no allocations were necessary. Direct expenses such as employee compensation and benefits, amortization and impairment of capitalized software costs, data processing, occupancy, and distribution costs were recorded directly to WMS cost centers based on specific project or usage identification.

Certain other expenses incurred by PI on behalf of WMS were allocated to WMS using estimates, assumptions, and allocation methodologies based upon the nature of business activity and management’s best estimate of amounts attributable to WMS. Such expenses included charges related to direct support provided by the PI Legal, Finance, Risk Management, Sales Reporting and Compliance teams, which were allocated based on a percentage of revenue of the WMS business. The Unaudited Statements of Revenues and Direct Expenses do not include allocations of PI’s and Prudential’s corporate overhead, interest, and income taxes, as they are not directly associated with the operations of WMS. Corporate overhead expenses include costs incurred for administrative support, such as for legal, treasury, tax and executive management functions, not directly attributable to WMS. WMS management believes that the allocations are reasonable. However, these allocated operating expenses are not necessarily indicative of costs that would have been incurred on a stand-alone basis due to economies of scale, differences in management judgments, or other factors.

3.              Summary of Significant Accounting Policies

The accounting policies have been applied consistently for the six month periods ended June 30, 2013 and 2012 and as of December 31, 2012.

A summary of significant accounting policies followed in the preparation of the unaudited abbreviated financial statements of WMS is set forth below:

Use of Estimates

The preparation of the unaudited abbreviated financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions (including those discussed in Note 2) that affect the reported amounts of assets acquired and liabilities assumed and disclosure of contingent assets and liabilities at the date of the unaudited abbreviated financial statements and the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ from these estimates and the amounts could be material.

Revenue Recognition

WMS provides wealth management services to banks and other financial services organizations. Fees are based on the fair value of assets on the client platform at the end of each quarter and are accrued as earned. The weighted-average gross fees on Assets Under Administration (“AUA”) are 0.28% and 0.30% for the six month periods ended June 30, 2013 and 2012, respectively.

Wealth Management Solutions

(A business line of Prudential Investments LLC)

Notes to Unaudited Abbreviated Financial Statements as of and for the six month periods ended June 30, 2013 and 2012

(in thousands)

Additionally, as part of the wealth management platform services, WMS makes payments to underlying money managers for the portfolio management services provided based on the market value of the assets at the end of each quarter. WMS pays the amount due to money managers from the fees it receives from clients for services provided.

WMS records fees from clients as revenue and the amounts due to the money managers as service fee expense (manager payout) on a gross basis in the Unaudited Statements of Revenues and Direct Expenses.

Service Fees Receivable

WMS generally receives Wealth management and other service fees within thirty days of billing; therefore, no valuation allowance has been recorded against these outstanding receivables.

Capitalized Software Cost

WMS capitalizes costs incurred in the application development stage and expenses costs in the preliminary project stage and post-implementation/operation stage. Capitalization begins when technological feasibility has been established and ends when the software product is available for use. The capitalization and ongoing assessment of recoverability requires considerable judgment by management with respect to certain external factors, including, but not limited to, technological and economic feasibility and estimated economic life.  Amortization of capital software development costs is done on a project-by-project basis and straight-lined. Capitalized software development costs are generally amortized over the useful life of the project.

The Company tests for impairments on an annual basis. If the carrying value of software exceeds its fair value, the excess of carrying value over fair value is recognized as impaired and is recorded as a direct expense in the Unaudited Statements of Revenues and Direct Expenses.

Stock Based Compensation

The Company accounts for stock based compensation in accordance with U.S. GAAP for all periods presented in the unaudited abbreviated financial statements. U.S. GAAP requires companies to measure the costs of employee services received in exchange for an award of equity instruments based on the grant date fair value of the award. That cost is recognized in the Unaudited Statements of Revenues and Direct Expenses over the period during which an employee is required to provide service in exchange for the award. WMS employees participate in Prudential’s stock based compensation plans and a compensation expense is recorded based on the equity awards granted to WMS employees. See Note 7 for additional information on stock based compensation.

Related Party Transactions

WMS has extensive transactions and relationships with Prudential and other affiliates (e.g., services fees, data processing, accounting legal, distribution, occupancy). As discussed above, the costs of these transactions have been directly charged or allocated to WMS using various methods. These allocated costs were charged using estimates that management believes to be a fair reflection of the utilization of services provided to, or benefits received by, the WMS business. These allocation methods vary and are based on salaries, headcount, management estimates of resources utilized, or a relative percentage of revenue of the WMS business. Due to these relationships, it is possible that the terms of these transactions are not the same as those that would result from transactions among unrelated parties.

Wealth Management Solutions

(A business line of Prudential Investments LLC)

Notes to Unaudited Abbreviated Financial Statements as of and for the six month periods ended June 30, 2013 and 2012

(in thousands)

4.              Related Party Transactions

Assets

The Company’s Service fees receivable include $1,837 and $1,663 due from affiliates for wealth management related services as of June 30, 2013 and December 31, 2012, respectively. These amounts are non-interest bearing and are paid monthly or quarterly.

Revenues

WMS and Prudential Investment Management Services LLC (“PIMS”), an affiliated broker-dealer, provide services for the Wells Fargo Custom Choice mutual fund platform.  WMS and PIMS are parties to tri-party agreements with various mutual fund families who are on the platform and pay relationship fee revenues. WMS earned $3,851 and $3,317 in wealth management fees from this arrangement for the six month periods ended June 30, 2013 and 2012, respectively.

Additionally, WMS earned $1,888 and $1,820 in affiliated servicing fees from Pruco Securities LLC (“Pruco”), a business unit of Prudential, recorded within wealth management fees relating to mutual fund platform products for the six month periods ended June 30, 2013 and 2012, respectively.

Expenses

The Company incurred affiliated service fee expenses (manager payout) of $604 and $633 relating to services rendered from its affiliate, Jennison Associates, for the six month periods ended June 30, 2013 and 2012, respectively.

WMS reimburses Prudential, and affiliates at approximate cost for providing employee services, supplies, equipment usage, office space and making payments to third parties for general expenses. The following is a summary of these reimbursements:

	Six month periods ended June 30, 2013	Six month periods ended June 30, 2012
Data processing	$2,700	$2,887
Affiliated shared services	$2,525	$1,827
Occupancy	$762	$767
Consulting (Pramerica Systems Ireland Ltd.)	$361	$665

5.              Liabilities

The Accounts payable and accrued expenses include bonuses payable, sales variable compensation (payable to sales team members) and outstanding vendor payables. Employee related liabilities comprise $2,226 and $4,208 of the total balance as of June 30, 2013 and December 31, 2012, respectively.  Base compensation, severance and vacation accruals have been excluded from the Unaudited Statements of Assets Acquired And Liabilities Assumed due to the fact that Envestnet will not assume these liabilities.

Wealth Management Solutions

(A business line of Prudential Investments LLC)

Notes to Unaudited Abbreviated Financial Statements as of and for the six month periods ended June 30, 2013 and 2012

(in thousands)

6.              Capitalized Software Cost

In 2008, WMS completed an assessment of its investment technology platform which is marketed and sold to external banks and broker dealers. The assessment resulted in a decision to modernize the technology platform in two stages. The “Multi-Currency” stage focused on allowing the platform to work with multiple currencies. The “Modernization” stage enhanced the scalability and flexibility of the platform.

Modernization consisted of three phases. Phase one started in August 2010, but was not completed as of June 30, 2012. Phase one included two sub-phases: record-keeping and performance reporting. The record-keeping sub-phase was completed in March of 2012 and the performance reporting sub-phase was completed in February of 2013. However, management did not track the costs associated with each of the sub-phases separately and therefore, it was impractical to quantify the separate costs associated with either sub-phase.

WMS amortizes each completed stage of the project on a straight-line basis over the estimated useful life which was originally assessed as five years. The Company began amortizing the Multi-Currency stage in June 2010.  As of December 31, 2012, WMS revised the future useful life of the Multi-currency stage to two years. As such, the Multi-Currency stage is expected to be fully amortized by the end of 2014. WMS recognized amortization expense of $1,170 and $969 for the six month periods ended June 30, 2013 and 2012, respectively.

Both stages were assessed for impairment as of December 31, 2012. It was determined that the Multi-Currency stage was not impaired and the Modernization stage was fully impaired.

7.              Stock Based Compensation

Prudential issues employee share-based compensation awards to employees of the Company, under a plan authorized by Prudential’s Board of Directors that are subject to specific vesting conditions.  Generally the awards vest ratably over a three-year period, “the nominal vesting period,” or at the date the employee retires (as defined by the plan), if earlier.  Compensation costs of awards to employees, such as stock options, are measured at fair value and expensed over the period during which an employee is required to provide service in exchange for the award (the vesting period).  For awards granted prior to January 1, 2006 that specify an employee vests in the award upon retirement, the Company accounts for the awards using the nominal vesting period approach.  Under this approach, the Company records compensation expense over the nominal vesting period.  If the employee retires before the end of the nominal vesting period, any remaining unrecognized compensation expense is recorded at the date of retirement.  For awards granted subsequent to January 1, 2006, compensation cost is recognized upon the date of grant for awards issued to retirement-eligible employees, or over the period from the grant date to the date retirement eligibility is achieved, if that is expected to occur during the nominal vesting period.

The Employee compensation and benefits line, within the Unaudited Statements of Revenues and Direct Expenses, includes costs allocated from Prudential of $582 and $567 associated with the stock based awards issued by Prudential to certain employees of WMS for the six month periods ended June 30, 2013 and 2012, respectively.

Wealth Management Solutions

(A business line of Prudential Investments LLC)

Notes to Unaudited Abbreviated Financial Statements as of and for the six month periods ended June 30, 2013 and 2012

(in thousands)

8.              Pensions and Post Retirement Benefits

Prudential sponsors a noncontributory defined benefit pension plan that covers substantially all of WMS’s employees. Benefits are generally based on career average earnings and credited length of service. Prudential’s funding policy is to contribute annually an amount necessary to satisfy the Internal Revenue Service contribution guidelines.

Prudential plans also provide certain life insurance and health care benefits for its retired employees, their beneficiaries and covered dependents. The health-care plan is contributory; the life insurance plan is noncontributory.

The costs relating to the aforementioned benefit plans were allocated to WMS from Prudential, in accordance with the service plans described above. The pension and post retirement expenses were $637 and $486 for the six month periods ended June 30, 2013 and 2012, respectively, and are recorded within the Employee compensation and benefits line on the Unaudited Statements of Revenues and Direct Expenses. The Unaudited Statements of Assets Acquired And Liabilities Assumed do not reflect Prudential’s defined benefit liabilities due to the fact that these liabilities are not being transferred to Envestnet as part of the acquisition.

9.              Commitments and Contingent Liabilities

The Company is subject to legal and regulatory actions in the ordinary course of its business.  Management of the Company, after consultation with legal counsel, confirms that there currently are no material litigations or regulatory matters involving the Company, except as disclosed below.

In May 2013, Placemark Investments, Inc. (“Placemark”) filed a civil action, Placemark Investments, Inc. v. Prudential Investments, Inc., in the United States District Court of the Northern District of Texas, Dallas Division. The complaint alleges, through its Wealth Management Solutions Division, PI’s ongoing infringement of Placemark’s purportedly valid and enforceable patent, U.S.Patent No. 7,668,773 (entitled “Portfolio Management System”) (the “773 Patent”) and seeks injunctive relief, damages, prejudgment and post judgment interest, attorney’s fees and costs. Management is unable to form an opinion as to the likelihood of an outcome that is materially adverse to the Company and cannot reasonably estimate the amount of any such loss from such an outcome.  Accordingly, no liability for litigation related to this matter has been accrued in the unaudited abbreviated financial statements.

10.       Cash Flow Information

All cash flow requirements of WMS are funded by PI and cash management functions are not performed at the WMS level. Therefore, preparation of historical statements of cash flows is not practical. As such, statements of cash flows have not been prepared for WMS, and selected discrete cash flow information is provided below.

Cash flows from operating activities include cash collected from customers of $32,497 and $30,946 for the six month periods ended June 30, 2013 and 2012, respectively. As WMS expenses were managed and paid centrally by a central treasury function, it is not practical to prepare information relating to other cash flows from operating activities.

Wealth Management Solutions

(A business line of Prudential Investments LLC)

Notes to Unaudited Abbreviated Financial Statements as of and for the six month periods ended June 30, 2013 and 2012

(in thousands)

Cash flows from investing activities include cash paid for capital expenditures relating to capitalized software of $0 and $1,932 for the six month periods ended June 30, 2013 and 2012, respectively.

WMS had no discrete financing activities for the six month periods ended June 30, 2013 and 2012, respectively.

11.       Significant Customers and Concentration of Credit Risk

The Company has no significant off-balance sheet risks related to foreign exchange contracts, option contracts or other foreign hedging arrangements. The Company believes that its service fees receivable credit risk exposure is limited and has not experienced collectability issues in the past. As of June 30, 2013, 100% of the receivable balances are with related parties. As of December 31, 2012, approximately 93% of the receivable balances are with related parties.

Revenues are derived primarily from U.S. and Canadian based companies. Approximately 40% and 41% of total revenues for the six month periods ended June 30, 2013 and 2012, respectively, are derived from Canada.

Revenues from the five largest customers, including one related party customer, represented approximately 93% and 93% of the total revenues for the six month periods ended June 30, 2013 and 2012, respectively. See Note 4 for Related Party Transactions.

12.       Subsequent Events

In preparing these unaudited abbreviated financial statements, WMS has evaluated events and transactions for potential recognition or disclosure. On April 11, 2013, PI entered into an Agreement whereby Envestnet agreed to acquire substantially all of the assets of WMS for cash consideration of $10 million payable upon closing and a contingent consideration of up to a total of $23 million in cash to be paid over a three-year period if certain performance conditions are met. The acquisition closed on July 1, 2013.

Subsequent events have been evaluated through September 25, 2013, which is the date the financial statements were issued.